UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2017

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, Joseph F. Hughes, the Chairman, President, Chief Executive Officer, Treasurer and founder of TSR, Inc. (the “Company”), advised the Company’s Board of Directors of his retirement as an executive officer and director of the Company, and his resignation from his positions as Chairman, President, Chief Executive Officer, Treasurer and a director, effective July 5, 2017. Mr. Hughes’ resignation was not due to any disagreement with the Company or the Board of Directors related to the Company’s operations, policies or practices. A copy of Mr. Hughes’ letter to the Board of Directors is furnished herewith as Exhibit 99.1. A copy of the Company’s press release announcing Mr. Hughes’ retirement is furnished herewith as Exhibit 99.2.

In connection with Joseph F. Hughes’ retirement, and in recognition of Mr. Hughes’ devotion to the development and growth of the Company’s business since founding the Company, the Board of Directors of the Company approved a one-time founder’s bonus of $100,000 payable to Mr. Hughes within 30 days after the effective date of his resignation. The Board further approved the continued payment by the Company of the remaining payments under the Company’s lease for the automobile used by Mr. Hughes, which expires on May 13, 2018. Further, the Board approved the continued payment by the Company of the premiums for Mr. Hughes’ health insurance coverage under the Company’s executive medical plan until the plan’s expiration on May 31, 2018, and the payment by the Company of $2,000 per month to Mr. Hughes for a period of 24 months following the expiration of the plan, from June 1, 2018 to May 31, 2020, to assist Mr. Hughes with the cost of obtaining his own private health insurance coverage. In the event that Mr. Hughes passes away prior to May 31, 2020, the $2,000 monthly payments described in the preceding sentence will continue to be made to Mr. Hughes’ spouse during her lifetime according to the same schedule.

On July 5, 2017, the Company’s Board of Directors appointed Christopher Hughes as the Company’s Chairman, President, Chief Executive Officer and Treasurer. Christopher Hughes, age 55, has served as the Senior Vice President of the Company since 2007 and as a director of the Company since January 2005. He served a previous term as a director of the Company from April 2000 until September 2004 and as the Vice President, Sales of TSR Consulting Services, Inc., the Company’s computer programming services subsidiary, from 1991 through 2006. In 2007 he was appointed Senior Vice President of the Company and President of TSR Consulting Services, Inc. Christopher Hughes is a 1984 graduate of St. Bonaventure University and is the son of Joseph F. Hughes. The Company previously entered into an Employment Agreement with Christopher Hughes dated April 14, 2007 and effective as of May 1, 2017, which is filed as Exhibit 10.1 to the Company’s Form 8-K dated April 14, 2017.

On July 5, 2017, the Company’s Board of Directors appointed Regina Dowd, daughter of Joseph F. Hughes, as a Class I Director of the Company to fill the vacancy created as a result of Joseph F. Hughes’ retirement as an executive officer and director of the Company. In accordance with the Company’s Amended and Restated By-Laws, Ms. Dowd’s term as a Class I Director will expire at the Company’s 2018 Annual Meeting.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit Number	Description

99.1	Letter from Joseph F. Hughes to the Board of Directors of TSR, Inc. dated June 30, 2017.

99.2	Press Release re: TSR, Inc. Announces Joseph Hughes’ Retirement as Chairman and CEO of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey Vice President-Finance, Controller and Secretary

Date: July 5, 2017